Exhibit 99.1

NEWAGE REPORTS 9% FIRST QUARTER REVENUE GROWTH

WITH HIGHEST Q1 REVENUE PERFORMANCE IN ITS HISTORY

-	Q1 2020 net revenue was nearly $64 million, an increase of 9% versus prior year, 6% of which was organic growth
-	Gross margin reached 65%, a significant increase versus prior quarters in the second half of 2019 as product, channel mix, and product profitability improved
-	Key markets of China, Japan, and North America saw growth versus the first quarter of 2019. Online ordering and direct-to-home fulfillment model resonating worldwide

DENVER, COLORADO, May 11, 2020 – New Age Beverages Corporation (Nasdaq: NBEV), the Colorado-based healthy products company dedicated to inspiring and educating the planet to “live healthy”, today announced financial results for the first quarter ended March 31, 2020, reaching its highest level of first quarter net revenue in its history at $63.7 million.

Key Highlights

-	Net revenue was $63.7 million versus $58.3 million in the prior year quarter, an increase of $5.4 million or 9.2%
-	Gross margin reached 65.2%, up 1,085 basis points sequentially versus the fourth quarter of 2019
-	Net loss was $11.6 million, or $0.14 per common share

“We saw growth in our core large markets and core large category platforms during the quarter,” said Brent Willis, Chief Executive Officer of NewAge. “Our Noni by NewAge segment saw excellent growth led by China and the European market. We also experienced renewed growth in Japan compared to the first quarter of 2019 and our Direct Store Distribution division had its best first quarter in history with double digit growth.”

“We have had a number of business disruptions and negative impacts from COVID-19 in markets worldwide, which has continued into the second quarter of 2020. Sales and distribution to on-premise and foodservice outlets are down over 70% between January and April. Many retailers have significantly curtailed any new product initiatives, and in-store merchandising has been virtually impossible. In our Noni by NewAge segment, our ability to hold group meetings and engage in peer-to-peer selling has dramatically changed, but despite all the challenges, the organization has responded decisively to offset the negative impacts. The incremental sales of our immunity strengthening products, the rapid expansion of our e-commerce and social selling tools, and other initiatives have not just offset the negative revenue impacts, but also resulted in overall growth worldwide of more than 9%. I am so proud of all of our associates and business partners with how quickly they have responded to the new operating environment.”

Mr. Willis went on to add, “We have focused intently on the health and safety of our employees and partners and adjusted our operations to meet recommended government guidelines. We sincerely appreciate the efforts of all our associates in rapidly adapting and excelling in these unprecedented times.”

“We believe we are well-positioned to emerge from the current environment and capitalize on current and future opportunities given that the vast majority of our Noni by NewAge segment’s revenue is ordered and fulfilled online and delivered direct to consumer’s homes. We are seeing strong response from our immunity products, our new Noni plus shots, and our new Te Mana Shape intermittent fasting smoothies. We still see challenges across our business from COVID-19, but remain confident in both our near-term and long-term growth outlooks,” continued Brent Willis, Chief Executive Officer of NewAge.

First Quarter 2020 Financial Results

During the first quarter of 2020, net revenue increased 9.2% to $63.7 million compared to $58.3 million in the first quarter of 2019. Gross profit in the first quarter of 2020 increased 7.6% to $41.5 million compared to $38.6 million in the first quarter of 2019. Gross margin reached 65% for the first quarter of 2020, compared to a gross margin of 66%, 63%, 58% and 54% respectively for each of the quarters in 2019. The improvement in gross margin compared to the second half of 2019 was due primarily to an improvement in product and channel mix, with more business coming from higher margin Direct to Consumer and E-commerce channels.

Net loss was $11.6 million, or $0.14 per share, during the first quarter of 2020 compared to a net loss of $1.6 million, or $0.02 per share, in the first quarter of 2019. The increase in net loss was significantly impacted by a gain of sale of property of $6.4 million accounted for in the first quarter of 2019, as well as increased selling, general and administrative (SG&A) expenses as a result of increased staffing, marketing and professional fees.

Adjusted EBITDA(1) was a loss of $7.1 million for the quarter, a significant sequential improvement of $10.3 million compared to Q4 2019. The adjusted EBITDA in the first quarter of 2019 was $3.9 which included the gain on the sale of property of $6.4 million.

(1)	Denotes a non-GAAP financial measure. See “Non-GAAP Financial Measures” table below.

Conference Call

The Company will host a live conference call and webcast today at 8:00 a.m. ET. Conference call details are provided below. Interested investors can dial into the conference call to hear the details of management’s update and participate in a question and answer session.

Date: Monday, May 11, 2020

Time: 8:00 a.m. Eastern time

Toll-free dial-in number: 1-866-221-1749

International dial-in number: 1-270-215-9924

Conference ID: 7767947

The conference call will also be broadcast live and available for replay here and via the investors section of the Company’s website at https://newagebev.com/en-us/our-story/investors. The webcast replay will be available for approximately 45 days following the call.

Please dial into the conference call 15 minutes prior to the start time due to increased demand for conference calls. You will be asked to register your name and organization.

A replay of the conference call will be available after 11:00 a.m. Eastern Time on the same day through Monday, May 18, 2020.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 7767947

About New Age Beverages Corporation (NASDAQ: NBEV)

NewAge is a Colorado based healthy products company dedicated to inspiring and educating consumers to “Live Healthy.” The Company is the only omni-channel distribution company with access to traditional retail, e-commerce, direct-to-consumer, and medical channels across 60 countries worldwide. NewAge markets a portfolio of better-for-you products including the brands Tahitian Noni, TeMana, Nestea, Volvic, Illy Coffee, Evian, Búcha Live Kombucha, ‘Nhanced and others. The Company operates the websites www.newage.com, www.noninewage.com, www.nestea.com, www.volvic-na.com, www.illy.com, www.evian.com, and a number of other individual brand websites.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s current expectations regarding future results of operations, economic performance, financial condition, the extent and duration of COVID-19 on its business, and achievements of the Company including statements regarding NewAge’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Investor Relations Counsel:

John Mills/Scott Van Winkle

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/1-617-956-6736

newage@icrinc.com

New Age Beverages Corporation:

Gregory A. Gould

Chief Financial Officer

Tel: 1-303-566-3030

Greg_Gould@NewAge.com

NEW AGE BEVERAGES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value per share amounts)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$27,537	$60,842
Accounts receivable, net of allowance of $717 and $535, respectively	11,535	11,012
Inventories	33,657	36,718
Prepaid expenses and other	6,036	4,384

Total current assets	78,765	112,956

Long-term assets:
Identifiable intangible assets, net	42,546	43,443
Right-of-use lease assets	38,261	38,458
Property and equipment, net	28,716	28,443
Restricted cash, net of current portion	17,230	3,729
Goodwill	10,284	10,284
Deferred income taxes	9,066	9,128
Deposits and other	4,360	4,689

Total assets	$229,228	$251,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,645	$13,259
Accrued liabilities	41,960	49,451
Current portion of business combination liabilities	5,648	5,508
Current maturities of long-term debt	1,504	11,208

Total current liabilities Total current liabilities	61,757	79,426

Long-term liabilities:
Long-term debt, net of current maturities	12,241	12,802
Operating lease liabilities, net of current portion:
Lease liability	35,135	35,513
Deferred lease financing obligation	16,378	16,541
Deferred income taxes	5,317	5,441
Other	9,606	9,132

Total liabilities Total liabilities	140,434	158,855

Stockholders’ equity:
Common Stock; $0.001 par value. Authorized 200,000 shares; issued and outstanding 87,245 and 81,873 shares as of March 31, 2020 and December 31, 2019, respectively	87	82
Additional paid-in capital	213,385	203,862
Accumulated other comprehensive income (loss)	(589)	802
Accumulated deficit	(124,089)	(112,471)
Total stockholders’ equity	88,794	92,275
Total liabilities and stockholders’ equity	$229,228	$251,130

NEW AGE BEVERAGES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(In thousands, except loss per share amounts)

	2020	2019

Net revenue	$63,693	$58,307
Cost of goods sold	22,169	19,731

Gross profit	41,524	38,576

Operating expenses:
Commissions	19,515	18,038
Selling, general and administrative	30,608	26,842
Depreciation and amortization expense	1,781	2,236

Total operating expenses	51,904	47,116

Operating loss	(10,380)	(8,540)

Non-operating income (expenses):
Gain (loss) from sale of property and equipment	(80)	6,442
Interest expense	(572)	(1,646)
Gain (loss) from change in fair value of derivatives	(326)	470
Interest and other income (expense), net	463	(42)

Loss before income taxes	(10,895)	(3,316)
Income tax benefit (expense)	(723)	1,700

Net loss	$(11,618)	$(1,616)

Net loss per share (basic and diluted)	$(0.14)	$(0.02)

Weighted average number of shares of Common Stock outstanding (basic and diluted)	85,371	75,226

NEW AGE BEVERAGES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(In thousands)

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,618)	$(1,616)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,879	2,236
Non-cash lease expense	1,282	1,389
Stock-based compensation expense	1,357	3,287
Loss (gain) from change in fair value of derivatives	326	(470)
Accretion and amortization of debt discount and issuance costs	140	1,113
Loss (gain) from sale of property and equipment	80	(6,442)
Change in fair value of earnout obligations	63	-
Deferred income tax benefit	(39)	(13,916)
Expense for make-whole premium	-	480
Changes in operating assets and liabilities:
Accounts receivable	(523)	387
Inventories	3,068	(2,470)
Prepaid expenses, deposits and other	85	122
Accounts payable	(675)	2,231
Other accrued liabilities	(8,946)	7,468

Net cash used in operating activities	(13,521)	(6,201)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	174	-
Capital expenditures for property and equipment	(1,591)	(283)
Net proceeds from sale of land and building in Japan:
Related to sale of property	-	35,873
Repair obligation	-	1,675
Security deposit under sale leaseback arrangement	-	(1,800)

Net cash provided by (used in) investing activities	(1,417)	35,465

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on borrowings	(10,075)	(16,196)
Proceeds from borrowings	-	36,550
Proceeds from issuance of common stock	8,288	-
Proceeds from deferred lease financing obligation	-	17,640
Payments under deferred lease financing obligation	(158)	-
Proceeds from exercise of stock options	4	418
Debt issuance costs paid	(57)	(250)
Payments for deferred offering costs	(2)	-
Cash paid for make-whole premium	-	(480)

Net cash provided by (used in) financing activities	(2,000)	37,682

Effect of foreign currency translation changes	(1,366)	566

Net increase (decrease) in cash, cash equivalents and restricted cash	(18,304)	67,512
Cash, cash equivalents and restricted cash at beginning of period	64,571	45,856

Cash, cash equivalents and restricted cash at end of period	$46,267	$113,368

Non-GAAP Financial Measures

The primary purpose of using non-GAAP financial measures is to provide supplemental information that we believe may be useful to investors and to enable investors to evaluate our results in the same way we do. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.

We provide in the table below a reconciliation from the most directly comparable GAAP financial measure to the non-GAAP financial measures presented.

EBITDA and Adjusted EBITDA. The calculation of our EBITDA and Adjusted EBITDA is presented below (in thousands):

	2020	2019

Net loss	$(11,618)	$(1,616)
EBITDA Non-GAAP adjustments:
Interest expense	572	1,646
Income tax expense (benefit)	723	(1,700)
Depreciation and amortization expense	1,879	2,236

EBITDA	(8,444)	566
Adjusted EBITDA Non-GAAP adjustment:
Stock-based compensation expense	1,357	3,287

Adjusted EBITDA	$(7,087)	$3,853

EBITDA is defined as net income (loss) adjusted to exclude GAAP amounts for interest expense, income tax expense (benefit), and depreciation and amortization expense. For the calculation of Adjusted EBITDA, we also exclude the following item for the periods presented:

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees, directors and consultants. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.